As filed with the Securities and Exchange Commission on October 8, 1998

                                                    Registration No. 333-53133

              ----------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                                Washington, D. C.

                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM SB-2

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                         AMERICAN BIO MEDICA CORPORATION
                 ----------------------------------------------
                 (Name of small business issuer in its charter)



             New York                       5122                 22-3378935
------------------------------- ---------------------------- -------------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation or organization) Classification Code Number) (Identification No.)


          300 Fairview Avenue, Hudson, New York 12534      800-227-1243
          -------------------------------------------------------------
          (Address and telephone number of principal executive offices)


          300 Fairview Avenue, Hudson, New York 12534      800-227-1243
--------------------------------------------------------------------------------
(Address of principal place of business or intended principal place of business)

   Stan Cipkowski, 300 Fairview Avenue, Hudson, New York 12534   800-227-1243
   --------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)


     American  Bio  Medica   Corporation  (the  "Company")   hereby  amends  its
Registration Statement on Form SB-2 by filing this Post-Effective Amendment No.
1.

                          DE-REGISTRATION OF SECURITIES

     Pursuant to the Company's Registration Statement No. 333-53133, which became effective with the Securities and Exchange Commission on June 19, 1998, 732,355 Common Shares were registered under the Securities Act of 1933. Pursuant to the Company's undertaking included in the Registration Statement No. 333-53133 the Company hereby de-registers 732,355 Common Shares.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing the Post-Effective Amendment No. 1 to the Registration Statement on Form SB-2 and authorizes this Registration Statement to be signed on its behalf by the undersigned, in the City of Hudson, State of New York, on this 7th day of October, 1998.


                               AMERICAN BIO MEDICA CORPORATION


                               By: s/s Stan Cipkowski
                                  ----------------------------
                                   Stan Cipkowski,
                                      Chief Executive Officer